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                                                                       Exhibit 8

                              CUSTODIAN AGREEMENT
                              -------------------

     Agreement made as of the 1/st/ day of January, 1997, between Papp America-Pacific Rim Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, and registered under the Investment Company Act of 1940 as an investment company, having its principal office and place of business at 4400 North 32nd Street, Suite 280, Phoenix, Arizona 85018 (hereinafter called the "Fund"), and Founders Bank of Arizona, authorized to do a banking business, whose mailing address is 7335 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 (hereinafter called the "Custodian").

                                  WITNESSETH

     WHEREAS, the Fund desires to engage the Custodian to hold assets of the Fund; and

     WHEREAS, the Custodian is willing to hold and administer assets of the Fund in accordance with this Agreement;

     NOW, THEREFORE, the Fund and the Custodian in consideration of the mutual promises hereinafter set forth do hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "Authorized Persons" shall be deemed to include the Treasurer, the Controller or any other person, whether or not any such person is an Officer or employee of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions or Written Instructions on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

     2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Officers of the Fund.

     4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits in DTC. The term "Depository" shall further mean and include any other person authorized to act as a depository under the

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Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

     5. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, certificates of deposit and bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

     6. "Officers" shall be deemed to include the Chairman, President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer or any other person or persons duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by the Custodian from time to time.

     7. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

     8. "Security" shall be deemed to include, without limitation, Money Market Securities, bonds, debentures, corporate debt securities, notes, common stock, securities convertible into common stock, preferred stock, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

     9. "Written Instructions" shall mean written communications actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the recipient of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

                                  ARTICLE II

                           APPOINTMENT OF CUSTODIAN

     1. The Fund hereby constitutes and appoints the Custodian as custodian of Securities and moneys owned by the Fund during the period of this Agreement.

     2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

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                                  ARTICLE III

                        CUSTODY OF CASH AND SECURITIES

     1. The Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its shares, at any time during the period of this Agreement except for such moneys as may be deposited by the Fund from time to time in a checking account maintained by the Fund in accordance with the rules and regulations of the Securities and Exchange Commission under the Investment Company Act of 1940. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf, where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and ongoing basis to deposit in the Book-Entry System all Securities eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Prior to a deposit of Securities of the Fund in a Depository the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities eligible for deposit therein and to utilize the Depository to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral, provided however, that the Custodian shall not deposit any Securities of the Fund with a Depository, or leave on deposit any Securities so deposited, unless the Custodian's rights against the Depository include the right to recover from the Depository, for the benefit of the Fund, any loss sustained in connection with the Securities of the Fund deposited by the Custodian with the Depository, as a result of negligence or willful misconduct on the part of the Depository or any agent or custodian of it. Securities and moneys of the Fund deposited in either the Book-Entry System or a Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity.

     2. The Custodian shall credit to a separate account in the name of the Fund all moneys received by it for the account of the Fund, and shall disburse the same only:

          (a) In payment for Securities purchased, as provided in Article IV hereof;

          (b) In payment of dividends or distributions as provided in Article V hereof;

          (c)  In payment of original issue or other taxes, as provided in
Article VI hereof;

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          (d)  In payment for capital stock of the Fund redeemed by it, as provided in Article VI hereof;

          (e) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, and the purpose for which payment is to be made, or

          (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article IX hereof.

     3. On each business day the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during the preceding business day. Where Securities are transferred to the account of the Fund, the Custodian shall also by book entry or otherwise identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for the Fund under this Agreement.

     4. All Securities held for the Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities which are not held in the Book-Entry System or in the Depository in a separate account in the name of the Fund physically segregated at all times from those of any other person or persons.

     5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

          (a)  Collect all income due or payable;

          (b) Present for payment and collect the amount payable upon all Securities which may mature or be called redeemed, or retired, or otherwise become payable;

          (c)  Surrender Securities in temporary form for definitive Securities;

          (d) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

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          (e)  Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

     6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository shall:

          (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          (b) Deliver any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          (c) Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificate of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

          (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said order to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund.

                                  ARTICLE IV

                 PURCHASE AND SALE OF INVESTMENTS OF THE FUND

     1. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate, Oral Instructions, or Written Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall upon receipt of Securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions, or Written Instructions.

     2. Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate, Oral

                                       5
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Instructions, or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the Securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Oral Instructions, or Written Instructions. Subject to the foregoing, the Custodian may accept payment, and may deliver Securities and arrange for payment, in accordance with the customs prevailing in the principal United States financial centers among dealers in Securities.

                                   ARTICLE V

                     PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. In connection with any dividend or distribution declared with respect to shares of capital stock of the Fund, the Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distribution on a daily basis and authorizing the Custodian to rely on a Certificate, Oral Instructions or Written Instructions setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

     2. Upon the payment date specified in such resolution, Certificate, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay out of the moneys held for the account of the Fund the total amount payable to the Dividend Agent of the Fund.

                                  ARTICLE VI

          SALE AND REDEMPTION OF SHARES OF CAPITAL STOCK OF THE FUND

     1. Whenever the Fund shall sell any shares of its capital stock, it shall deliver to the Custodian a Certificate specifying:

          (a) The number of shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such shares.

     2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the account of the Fund.

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     3.  Upon issuance of any shares of the capital stock of the Fund in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

     4. Except as provided hereinafter, whenever the Fund shall redeem any shares of its capital stock, it shall furnish to the Custodian a Certificate specifying:

          (a) The number of shares of capital stock redeemed; and

          (b) The amount to be paid for the shares of capital stock redeemed.

     5. Upon receipt from the Transfer Agent of an advice setting forth the number of shares of capital stock received by the Transfer Agent for redemption and that such shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held for the account of the Fund of the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

     6. Notwithstanding the above provisions regarding the redemption of any shares of the capital stock of the Fund, whenever shares of the capital stock of the Fund are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of the Fund for such purposes.

                                  ARTICLE VII

                          OVERDRAFTS OR INDEBTEDNESS

     1. If the Custodian should in its sole discretion advance funds on behalf of the Fund which results in an overdraft because the moneys held by the Custodian for the account of the Fund shall be insufficient to pay the total amount payable upon a purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article IV, or which results in an overdraft for some other reason, or if the Fund is for any other reason indebted to the Custodian, (except a borrowing for investment or for temporary or emergency purpose using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article VII), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund payable on demand and shall bear interest from the date incurred at the rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over the prime commercial lending rate of Founders Bank of Arizona in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. Any such overdraft or indebtedness shall be reduced by an amount equal to the total of all amounts due the Fund which have not been collected by the Custodian on behalf of the Fund when due because of the failure of the Custodian to timely make demand or presentment for payment. In addition, the Fund hereby agrees that the Custodian

                                       7
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shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of the Fund or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to the Fund's credit on the Custodian's books.

     2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking on the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (c) the time and date, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, (f) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the name of the issuer, the title and number of shares or the principal amount or any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                 ARTICLE VIII

                   LOAN OF PORTFOLIO SECURITIES OF THE FUND

     1. If the Fund is permitted by the terms of its Articles of Incorporation and as disclosed in its most recent and currently effective prospectus to lend its portfolio Securities, within 24 hours after each loan of portfolio Securities the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount
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loaned, (c) the date of loan and delivery, (d) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (e) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

     2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of securities:
(a) the name of the issuer and the title of the Securities to be returned, (b) the number of shares or the principal amount to be returned, (c) the date of termination, (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (e) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                                  ARTICLE IX

                           CONCERNING THE CUSTODIAN

     1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall promptly notify the Fund whenever it intends to apply for and obtain advice or an opinion of counsel at the expense of the Fund. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or willful misconduct on the part of the Custodian or any of its employees or agents. In the event that the Custodian should determine that there has been any loss or damage involving Securities of the Fund deposited with any Depository, the Custodian will enforce, for the benefit of the Fund, the Custodian's rights against the Depository in connection with any of the Securities of the Fund deposited by the Custodian with the Depository. The Custodian shall credit to the Fund's account hereunder the amount, if any, recovered by the Custodian from or for the account of, any Depository as reimbursement for the loss of, or damage to, any Securities deposited by the Custodian hereunder with said Depository.

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     2.  Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) The validity of the issue of any Securities purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          (b) The legality of the sale of any Securities by or for the Fund, or the propriety of the amount for which the same are sold;

          (c) The legality of the issue or sale of any shares of the capital stock of the Fund, or the sufficiency of the amount to be received therefor;

          (d) The legality of the redemption of any shares of capital stock of the Fund, or the propriety of the amount to be paid therefor;

          (e) The legality of the declaration or payment of any dividend by the Fund;

          (f) The legality of any borrowing by the Fund using Securities as collateral; or

          (g) The legality of any loan of portfolio Securities pursuant to
Article VIII of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the fund are lent pursuant to Article VIII of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due.

     3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

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     5.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     6. The Custodian may appoint one or more banking institutions as Depository or Depositories or as Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon terms and conditions approved in a Certificate.

     7. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of its Articles of Incorporation.

     8. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against the account of the Fund include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

     9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Articles IV or V hereof. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions or Written Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions or Written Instructions are given to the Custodian. The Fund agrees that the fact that such confirming Certificate or facsimile thereof is not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions or Written Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

     10. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative at the Fund's expense.

     11. The Custodian shall promptly provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

     12. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article VI as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

     13. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                   ARTICLE X

                                  TERMINATION

     1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

     2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

     1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of certain present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Certificate.

     2. Annexed hereto as Appendix B is a Certificate signed by two of the present Officers of the Fund under its corporate seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the custodian and mailed to it at its offices at 7335 E. Doubletree Ranch Road, Scottsdale, Arizona 85258, or at such other place as the Custodian may from time to time designate in writing.

     4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at 4400 North 32nd Street, Suite 280, Phoenix, Arizona 85018 or at such other place as the Fund may from time to time designate in writing.

     5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.

     6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

     7. This Agreement shall be construed in accordance with the laws of the State of Arizona.

     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                          Papp America-Pacific Rim Fund, Inc.



                                          By  /s/  L. Roy Papp
                                              --------------------------------
                                                   Chairman

Attest:

/s/    Robert L. Mueller
-------------------------
       Secretary

                                          Founders Bank of Arizona



                                          By  /s/  [Illegible]
                                              --------------------------------
                                                   Senior Vice President

Attest:

/s/    [Illegible]
-------------------------
       Vice President

APPENDIX A

     We, L. Roy Papp, Chairman, and Robert L. Mueller, Secretary, of Papp America-Pacific Rim Fund, Inc., a Maryland corporation (the "Fund"), do hereby certify that the following individuals have been duly authorized by the Board of Directors of the Fund, in conformity with the Fund's Articles of Incorporation and Bylaws, to give Oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                                  Signatures
-------------------                   --------------------------------
L. Roy Papp                           /s/ L. Roy Papp
                                      --------------------------------
Harry A. Papp                         /s/ Harry A. Papp
                                      --------------------------------
Robert L. Mueller                     /s/ Robert L. Mueller
                                      --------------------------------
Rosellen C. Papp                      /s/ Rosellen C. Papp
                                      --------------------------------
Bruce C. Williams                     /s/ Bruce C. Williams
                                      --------------------------------
Julie A. Hein                         /s/ Julie A. Hein
                                      --------------------------------

                                      /s/ L. Roy Papp
                                      --------------------------------
                                          L. Roy Papp, Chairman


                                      /s/ Robert L. Mueller
                                      --------------------------------
                                          Robert L. Mueller, Secretary

                                   APPENDIX B

     We, L. Roy Papp, chairman, and Robert L. Mueller, secretary, of Papp America-Pacific Rim Fund, Inc., a Maryland corporation ("the Fund") do hereby certify that the following individuals serve in the positions with the Fund set forth below their respective names and have been duly elected by the Board of Directors of the Fund to such positions and qualified therefor in conformity with the Fund's Articles of Incorporation and Bylaws, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                                  Signatures
-----------------                     --------------------------------
L. Roy Papp                           /s/ L. Roy Papp
Chairman                              --------------------------------

Harry A. Papp                         /s/ Harry A. Papp
President                             --------------------------------

Robert L. Mueller                     /s/ Robert L. Mueller
Vice President and Secretary          --------------------------------

Rosellen C. Papp                      /s/ Rosellen C. Papp
Vice President and Treasurer          --------------------------------

Bruce C. Williams                     /s/ Bruce C. Williams
Vice President                        --------------------------------

Julie A. Hein                         /s/ Julie A. Hein
Assistant Treasurer                   --------------------------------


                                      /s/ L. Roy Papp
                                      --------------------------------
                                          L. Roy Papp, Chairman



                                      /s/ Robert L. Mueller
                                      --------------------------------
                                          Robert L. Mueller, Secretary

                                 FEE SCHEDULE

     Effective on the date of this Agreement, compensation payable by the Fund to Founders Bank of Arizona (the "Custodian") pursuant to Article IX-8 of the Custody Agreement between the Fund and the Custodian dated as of January 1, 1997 shall be as follows:


     ANNUAL BASE FEE                                    $1,750.00
     PLUS:
          Annual charge for each issue held                $25.00
          Charge for each transaction                      $50.00

     Transactions are defined as a purchase, a sale, a call or a maturity.

     It is understood that additional fees, as agreed to between Custodian and Fund, may become payable by Fund should Fund engage in certain activities, including but not limited to, the lending of portfolio securities of the Fund, which result in the incurring of additional expenses by the Custodian.

     Approved:

               Papp America-Pacific Rim Fund, Inc.


               By:  /s/ Robert L. Mueller
                    -------------------------------
                        Vice President


               Founders Bank of Arizona


               By:    /s/ [Illegible]
                      ----------------------------
                          Vice President